STATE OF MICHIGAN)
                 )SS
COUNTY OF WAYNE  )

    KNOW ALL BY THESE PRESENT that I, Wright Lassiter, III, do hereby constitute and appoint Wendy Ellis, Christine E. Kaliszuk, Andrew T. Hayner, Anthony M. Tocco, Timothy E. Kraepel and Daniel T. Richards, and each of them, my true and lawful Attorneys-in-Fact with full power of substitution to execute and file on my behalf with the Securities and Exchange Commission any and all reports, including without limiting the generality of the foregoing, reports on Securities and Exchange Commission Forms 3, 4 and 5 and 144, that may be required or advisable in connection with my holdings in and transactions related to securities of DT Midstream, Inc.

    This Power of Attorney is in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

    IN WITNESS THEREOF, I have hereto set my hand this 17th day of June 2021.

                    /s/Wright Lassiter, III
                    Wright Lassiter, III
                    Director
                    DT Midstream, Inc.